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                                                     June , 1996

Questron Technology, Inc.
6400 Congress Avenue
Suite 200
Boca Raton, Florida 33487

                  Re:               Questron Technology, Inc.
                                    Registration Statement on Form S-3

Gentlemen:

Questron Technology, Inc., a Delaware corporation ("Company"), has filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-3 with respect to which this opinion is to be an exhibit, relating to the proposed sale by the selling securityholders named therein of up to 1,311,656 shares of its Common Stock, $.0001 par value per share ("Common Stock").

Said Registration Statement is herein referred to as the "Registration
Statement".

We have acted as counsel for the Company in connection with the Registration Statement and are familiar with the various corporate proceedings related thereto. In connection with the Registration Statement, we have examined such corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary as a basis for our opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors, or agents, (ii) that the transactions set forth in the Registration Statement are consummated as set forth therein, (iii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring effective the Registration Statement, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

Based on the foregoing, we are of the opinion that the Common Stock to be sold in accordance with the Registration Statement is duly authorized, legally issued, fully paid and non-assessable.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to be named in the Registration Statement and in the Prospectus which constitutes a legal part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.

                                                   Very truly yours,


                                                   GOULD & WILKIE

Enclosures